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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-67948 and Form S-8 Nos. 333-83993, 333-50217, 333-50381 and 333-39376) pertaining to the Employee Stock Purchase Plan and the 1993 Stock Option Plan, 1995 Stock Option/Issuance Plan, and 1997 Stock Incentive Plan of Nanogen, Inc., of our report dated January 22, 2002, with respect to the consolidated financial statements of Nanogen, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                      /s/ ERNST & YOUNG LLP

San Diego, California
March 27, 2002

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  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS